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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 5, 2007

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                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)
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         Kansas                     1-04721                 48-0457967
(State of Incorporation)    (Commission File Number)     (I.R.S. Employer
                                                        Identification No.)


  2001 Edmund Halley Drive, Reston, Virginia                    20191
   (Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number, including area code (703) 433-4000


       (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____   Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Short-Term Incentive Plan Awards

     On February 5, 2007, the Human Capital and Compensation Committee (the "Committee") of the Board of Directors of Sprint Nextel Corporation (the
"Company") established the performance objectives and other terms of the Company's 2007 Short-Term Incentive Plan for officers and other eligible employees of the Company (the "2007 STI Plan"). The 2007 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of specified objectives with respect to the following performance metrics during 2007: adjusted OIBDA (operating income plus depreciation, amortization and special items), weighted at 30%; a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid churn, weighted at 30%; net service revenue, weighted at 20%; and one or more financial or operational functional objectives that will be aligned with each participant's function, weighted at 20%.

     The award payments under the 2007 STI Plan will be determined based on the Company's 2007 results using three variables: (1) the individual's annual incentive target opportunity, which is based on a percentage of the individual's base salary; (2) Company performance compared with each of the above-referenced performance objectives; and (3) relative weightings for the performance objectives. Each of the performance objectives will have a threshold, target and maximum level of payment opportunity with the maximum payment opportunity equal to 120% of the individual's target opportunity for the functional objective and 200% of the individual's target opportunity for the corporate objectives, except for the OIBDA measure, which has no maximum. The payout for Gary D. Forsee, our Chairman and Chief Executive Officer, is capped at 200% of his target opportunity, per his employment agreement. An eligible employee's incentive target opportunity will be multiplied by the weightings and the payout results for the performance objectives to calculate a potential incentive award amount, which, under certain circumstances and subject to certain limitations, may be adjusted based on individual performance so that the employee receives a bonus payment of 0 to 120% of the potential incentive award amount. The determination of payments for certain executive officers will be made so as to comply with
Section 162(m) of the Internal Revenue Code.

     The short-term incentive target opportunities for the Company's executive officers have not been determined. Mr. Forsee's employment agreement provides for a short-term target incentive opportunity of not less than 170% of his base salary.

     The actual incentive amounts paid under the 2007 STI Plan will be based on the Company's actual results in 2007 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that will be established.

Long-Term Incentive Plan Awards

     On February 5, 2007, the Committee established the 2007 performance objectives and other terms of the Company's 2007 Long-Term Incentive Plan (the "2007 LTI Plan") for officers and other eligible employees of the Company. The 2007 LTI Plan is a three-year program that provides for equity-based incentive awards. A portion of the value of each participant's target opportunity will be in the form of stock option grants and the remainder will be in the form of restricted stock unit, or RSU, awards.

     Fifty percent of the value of each participant's targeted opportunity will be made in the form of stock option grants, the number of which will be based on the value of each option determined using the Black Scholes valuation model. The exercise price of each option will be the closing price of the Company's common stock on the grant date and the options will vest ratably in three equal portions on each of the first, second and third anniversaries of the grant date.

     The remaining fifty percent of the value of each participant's targeted opportunity will be made in the form of RSU awards (the "Primary RSU Award"), the number of which will be based on the thirty day average closing price of the Company's common stock. In addition to the Primary RSU Award, each eligible employee who participated in the Company's 2006 Long-Term Incentive Plan, which includes each of the Company's executive officers, will receive an additional RSU award (the "Additional RSU Award") in an amount equal to 35% of the number of shares underlying his or her Primary RSU Award. Both the Primary and Additional RSU Awards will include a performance component, which could result in the number of RSU awards being forfeited or increased, ranging from 0% to 200% of the number of RSUs initially awarded, based on the achievement of specified results with respect to the following performance objectives: adjusted OIBDA margin of our core operations for 2009 and cumulative free cash flow from operations for 2007 through 2009, each weighted 50%. All RSU awards will vest on the third anniversary of the date of the award and are eligible to receive dividend equivalent payments, as and to the extent declared with respect to the Company's common stock, following the performance period.

     The stock option grants and all RSU awards will be made pursuant to the Company's 1997 Long-Term Stock Incentive Program.

     The 2007 LTI Plan target opportunities for the Company's executive officers have not been determined. Mr. Forsee's employment agreement provides for an annual long-term performance-based incentive opportunity with a $10 million target value for 2007. The actual incentive amounts paid under the 2007 LTI Plan will be based on the Company's actual results in relation to the established performance objectives, and these payments may be greater or less than the target amounts that will be established.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SPRINT NEXTEL CORPORATION



Date: February 6, 2007                     /s/ Leonard J. Kennedy
                                      By:  Leonard J. Kennedy
                                           General Counsel